EXHIBIT 23





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Darden Restaurants, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-92702 and No. 333-124363) of Darden Restaurants, Inc. of our report dated September 9, 2005, relating to the financial statements of the Darden Savings Plan for the year ended April 30, 2005, which appears in this Form 11-K of Darden Restaurants, Inc.


                                   /s/KPMG LLP

Orlando, Florida
October  24, 2005